AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                               CURIAN CAPITAL, LLC
                                       AND
                           AQR CAPITAL MANAGEMENT, LLC

      This AMENDMENT is made by and between CURIAN CAPITAL, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and AQR CAPITAL MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser"), and CURIAN VARIABLE SERIES TRUST, a Massachusetts business trust ("Trust").

      WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of December 19, 2011 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the Trust as provided on Schedule A of the Agreement (each a "Fund" and collectively, the "Funds").

      WHEREAS,  pursuant  to the  Agreement,  the  parties  have agreed to amend
Section 3, entitled "MANAGEMENT," and Section 13, entitled "REPRESENTATIONS AND AGREEMENTS OF THE ADVISER," of the Agreement to reflect recent regulatory changes under the Commodity Exchange Act and certain Commodity Futures Trading Commission regulation changes.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

      1. The following shall be inserted at the end of Section 3:

      The Adviser and the Sub-Adviser each further agree that:

      a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall fully comply with such requirements;

      b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund, and that apply with regard to all Funds for which it serves as Sub-Adviser; and

      c) Sub-Adviser shall, to the extent relating to its duties and obligations under the Agreement, provide reasonable assistance to the Adviser in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

      2. Paragraph (a) and (b) of Section 13 are deleted and replaced in their entirety with the following:

      (a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      (b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 14th day of December, 2012, effective as of December 31, 2012.

CURIAN CAPITAL, LLC                       AQR CAPITAL MANAGEMENT, LLC

By: /s/ Michael Bell                      By: /s/ Brendan R. Kalb
    -----------------------------------       ----------------------------------

Name: Michael Bell                        Name: Brendan R. Kalb
      ---------------------------------         --------------------------------

Title: President                          Title: General Counsel
       --------------------------------          -------------------------------
                                                 AQR Capital Management, LLC

CURIAN VARIABLE SERIES TRUST

By: /s/ Emily J. Eibergen
    -----------------------------------

Name: Emily J. Eibergen
      ---------------------------------

Title: Assistant Secretary
       --------------------------------